UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
February 21, 2025
Date of Report (Date of Earliest Event Reported)

HP Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4423		94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1501 Page Mill Road,	Palo Alto,	California	94304
(Address of principal executive offices)			(Zip code)
(650) 857-1501
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2025, the Board of Directors (the “Board”) of HP Inc. (the “Company”) expanded the size of the Board and elected Gianluca Pettiti to serve as a director of the Company. Mr. Pettiti is Executive Vice President and President, Life Sciences, Diagnostics and Applied at Thermo Fisher Scientific Inc., a global life sciences company. The Board has determined that Mr. Pettiti qualifies as an independent director under the listing standards of the New York Stock Exchange and the director independence standards set forth in the Company’s Corporate Governance Guidelines. On February 21, 2025, the Board also appointed Mr. Pettiti to the Finance, Investment and Technology Committee and HR and Compensation Committee.
Mr. Pettiti will receive compensation for service as a non-employee director of the Company consistent with the compensation generally provided to other non-employee directors, as determined by the Board from time to time. Currently, non-employee directors generally receive, among other things (i) an annual cash retainer of $105,000, which, in lieu of cash, he or she may elect to receive an equivalent value of Company equity securities in the form of fully vested shares of common stock of the Company (“shares”), and an annual equity retainer of $220,000 in the form of fully vested shares, (ii) $2,000 in cash for each Board meeting attended in excess of ten per Board year and (iii) $2,000 in cash for each Board committee meeting attended in excess of ten meetings per committee per Board year. For Mr. Pettiti’s first partial year of Board service, his annual cash retainer will be pro-rated and paid in the form of cash and his annual equity retainer will be pro-rated and paid in the form of fully vested shares.
There are no arrangements or understandings between Mr. Pettiti and any other persons pursuant to which Mr. Pettiti was selected as a director. Mr. Pettiti has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2025, the Board adopted amendments to the Company’s amended and restated bylaws (the “Bylaws”). The amendments, described below, and amended and restated Bylaws are effective as of February 21, 2025.

The amendments to the Bylaws are solely to increase the number of authorized directorships comprising the Board from 14 to 15, in connection with the appointment to the Board of Mr. Pettiti, effective as of February 21, 2025.

This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Amended and Restated Bylaws. The Amended and Restated Bylaws are included in Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed as part of this report:

Exhibit Number	Description
3.1	Amended and Restated Bylaws of HP Inc.
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HP Inc.

DATE: February 21, 2025	By:	/s/ RICK HANSEN
	Name:	Rick Hansen
	Title:	SVP, Deputy General Counsel – Corporate, and Corporate Secretary